                                                     For Additional Information,
                                                     Contact Robert O. Bratton,
                                                     Chief Financial Officer
                                                     (704) 721-4473
                                                             or
                                                     David E. Keul, Controller
                                                     (704) 721-4482


FOR IMMEDIATE RELEASE
July 8, 1999


                       FIRST CHARTER CORPORATION ANNOUNCES
                             SECOND QUARTER EARNINGS

Concord, North Carolina -- First Charter Corporation (NASDAQ: FCTR) reported today that net income for the second quarter of 1999 totaled $6.5 million, or $0.36 per diluted share. This compares to earnings of $6.2 million, or $0.33 per diluted share, in the first quarter of 1999 and $6.6 million, or $0.35 per diluted share, in the second quarter of 1998. Net income for the six month period ended June 30, 1999 amounted to $12.7 million, or $0.69 per diluted share, compared to $12.8 million, or $0.68 per diluted share, during the first six months of 1998.

Net interest income for the second quarter of 1999 increased to $17.1 million, up 3.9% compared to the same quarter of 1998. Net interest income for the six months ended June 30, 1999 increased 4.7% to $34.4 million, compared to $32.8 million in the prior year period. These increases were driven primarily by successfully moderating the cost of funding and by higher average loan balances.

"Growth in net interest income during the first half of 1999 reflects our success in building a stronger commercial presence in Mecklenburg County," noted Lawrence M. Kimbrough, President and Chief Executive Officer. "We fully expect our commercial business to expand throughout the second half of 1999, fueled by our relationship-oriented commercial officers, top-of-the-line service quality and ongoing investments in technology and brand advertising."

Noninterest Income and Expense

Noninterest income increased 30.4% to $5.4 million in the second quarter of 1999 compared to the same period in 1998, due in part to gains from loan and security sales and to the revenue growth from First Charter Insurance Services, which has acquired four insurance agencies during the last three quarters. For comparative purposes, the 1999 second quarter results include total gains of $2.0 million from sales of mortgage loans and securities ($0.07 per diluted share after tax), while the 1998 second quarter results included gains totaling $1.4 million ($0.05 per diluted share after tax) from the sale of securities and the sale of First Charter's merchant card program. Noninterest expense for the quarter totaled $11.7 million, an increase of 19.1% over second quarter of 1998. The increase was a result of strategic investments in technology and a major brand advertising campaign designed to increase First Charter's name recognition throughout the greater Charlotte metropolitan region.

Balance Sheet

Net loans at June 30, 1999 amounted to $1.36 billion, compared to $1.37 billion and $1.41 billion at June 30, 1998 and December 31, 1998, respectively. This reduction from prior periods is due to the sale of $147.6 million of 30 year fixed rate loans in April 1999. Strong loan portfolio growth during the last twelve months has largely offset the amount of loans sold. The majority of this growth has been commercial in nature, with loans in the commercial market amounting to $655.5 million of the loan portfolio at June 30, 1999, compared to $427.0 million at June 30, 1998. As a result of this increased commercial loan volume, the provision for loan losses has increased from prior year levels. Commercial loans are reserved at a higher level than home mortgage loans. Since June 1998, nonperforming assets have declined 5.8% to $8.5 million, representing 0.48% of total assets at June 30, 1999, compared to 0.50% at June 30, 1998 and 0.53% at December 31, 1998.

Total deposits at June 30, 1999 were $1.13 billion, up from $1.08 billion one year ago. Shareholders' equity was $231.6 million, which represents a book value per share of $13.00 and an equity-to-assets ratio of 12.93%. Based on the $24.75 closing price of First Charter Corporation common stock at June 30, 1999, the Corporation had a market capitalization of $441.0 million.

Share Repurchase Program

On April 27, 1999, First Charter Corporation announced its intent to repurchase up to 1 million shares of its common stock. As of June 30, 1999, the Corporation has repurchased and retired 739,617 shares to date at a weighted average price of $23.90 per share. The Corporation intends to continue its repurchase program at its discretion based on market conditions.

Corporate Profile

First Charter Corporation is the holding company for First Charter National Bank. A regional bank with assets of $1.8 billion, First Charter operates 33 branch offices and 65 ATMs located in six counties throughout the greater Charlotte metropolitan area. First Charter provides businesses and individuals with a broad range of financial services, including banking, comprehensive financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. First Charter is building a new customer support and technology center in the University Research Park (Charlotte), with occupancy expected in the summer of 2000.

Common stock for First Charter Corporation is traded under the symbol "FCTR" on the NASDAQ National Market.

This news release contains forward-looking statements. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

                  (Selected financial information is attached)

First Charter Corporation and Subsidiaries
(Unaudited, except for December 1998 amounts)

Consolidated Balance Sheets
(Dollars in thousands)

                                                      June 30,         June 30,                December 31,
ASSETS:                                                  1999             1998        Change          1998          Change
                                                     ----------------------------------------------------------------------
Cash and due from banks .......................      $   40,957      $   45,521        (10.0)%    $   41,884         (2.2)%
Federal funds sold ............................            --            19,119       (100.0)          6,402       (100.0)
Interest earning bank deposits ................           4,002           2,525         58.5          11,713        (65.8)
Securities available for sale .................         324,931         313,805          3.5         331,799         (2.1)
Loans, net ....................................       1,357,335       1,367,868         (0.8)      1,406,967         (3.5)
Other assets ..................................          64,825          51,491         25.9          65,592         (1.2)
                                                     ----------------------------------------------------------------------
     Total assets .............................      $1,792,050      $1,800,329         (0.5)     $1,864,357         (3.9)
                                                     ======================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits ................................      $1,129,451      $1,080,714          4.5 %    $1,123,035          0.6 %
Other borrowings ..............................         400,196         447,383        (10.5)        469,944        (14.8)
Other liabilities .............................          30,763          17,687         73.9          25,406         21.1
                                                     ----------------------------------------------------------------------
     Total liabilities ........................       1,560,410       1,545,784          0.9       1,618,385         (3.6)
     Total shareholders' equity ...............         231,640         254,545         (9.0)        245,972         (5.8)
                                                     ----------------------------------------------------------------------
     Total liabilities and shareholders' equity      $1,792,050      $1,800,329         (0.5)     $1,864,357         (3.9)
                                                     ======================================================================

Consolidated Statements of Income
(Dollars in thousands)

                                                  Three Months Ended June 30,         Six Months Ended June 30,
                                               -------------------------------------------------------------------
                                                 1999        1998        Change     1999         1998      Change
                                               -------------------------------------------------------------------
Interest and fees on loans ...............     $28,518     $29,023        (1.7)%   $58,313     $57,187        2.0 %
Interest on securities ...................       4,643       4,785        (3.0)      9,376       9,472       (1.0)
Other interest income ....................          71         369       (80.8)        310         616      (49.7)
                                               -------------------------------------------------------------------
   Total interest income .................      33,232      34,177        (2.8)     67,999      67,275        1.1
                                               -------------------------------------------------------------------
Interest on deposits .....................      10,954      11,413        (4.0)     22,243      22,824       (2.5)
Other interest expense ...................       5,156       6,278       (17.9)     11,404      11,647       (2.1)
                                               -------------------------------------------------------------------
   Total interest expense ................      16,110      17,691        (8.9)     33,647      34,471       (2.4)
                                               -------------------------------------------------------------------
     Net interest income .................      17,122      16,486         3.9      34,352      32,804        4.7
Provision for loan losses ................       1,250         600       108.3       2,225       1,262       76.3
                                               -------------------------------------------------------------------
     Net interest income after provision .      15,872      15,886        (0.1)     32,127      31,542        1.9
                                               -------------------------------------------------------------------
Trust income .............................         565         477        18.4       1,100         947       16.2
Service charges on deposit accounts ......       1,134       1,049         8.1       2,172       2,108        3.0
Gain on sale of securities ...............         274         970       (71.8)        618       1,957      (68.4)
Gain on sale of loans ....................       1,757        --          --         1,757        --          --
Insurance and other fee income ...........         912         673        35.5       2,637       1,396       88.9
Other noninterest income .................         718         943       (23.9)        857       1,370      (37.4)
                                               -------------------------------------------------------------------
   Total noninterest income ..............       5,360       4,112        30.4       9,141       7,778       17.5
                                               -------------------------------------------------------------------
Salaries and employee benefits ...........       5,886       6,044        (2.6)     11,606      11,750       (3.7)
Occupancy and equipment ..................       1,851       1,448        27.8       3,580       2,794       28.1
Other noninterest expense ................       3,958       2,325        70.2       7,409       5,150       52.7
                                               -------------------------------------------------------------------
   Total noninterest expense .............      11,695       9,817        19.1      22,595      19,694       14.7
                                               -------------------------------------------------------------------
     Income before income taxes ..........       9,537      10,181        (6.3)     18,673      19,626       (4.9)
   Income taxes ..........................       3,016       3,547       (15.0)      5,979       6,822      (12.4)
                                               -------------------------------------------------------------------
Net income ...............................     $ 6,521     $ 6,634        (1.7)    $12,694     $12,804       (0.9)
                                               ===================================================================
   Net interest income, taxable equivalent     $17,884     $17,138         4.4 %   $35,887     $34,084        5.3 %
                                               ===================================================================


Share Information

                                                Three Months Ended June 30,                 Six Months Ended June 30,
                                         -----------------------------------------------------------------------------------
                                             1999            1998       Change         1999            1998          Change
                                         -----------------------------------------------------------------------------------
Basic income per share:
     Net Income .....................    $      0.36    $      0.36       -- %     $      0.69    $         0.70      (1.4)%
     Average common equivalent shares     18,224,986     18,360,121      (0.7)      18,356,140        18,315,048       0.2
Diluted income per share:
     Net Income .....................    $      0.36    $      0.35       2.9      $      0.69    $         0.68       1.5
     Average common equivalent shares     18,326,670     18,745,541      (2.2)      18,429,095        18,712,537      (1.5)
Shares outstanding at period end ....     17,817,786     19,161,044      (7.0)      17,817,786        19,161,044      (7.0)
Cash dividends declared .............    $      0.17    $      0.15      13.3      $      0.34    $         0.29      17.2
Book value ..........................    $     13.00    $     13.28      (2.1)     $     13.00    $        13.28      (2.1)

First Charter Corporation and Subsidiaries
(Unaudited, except for December 1998 amounts)


Allowance for Loan Losses

                                                   Six Months Ended
                                     --------------------------------------    December 31,     Change
(Dollars in thousands)                  1999          1998         Change         1998       (Annualized)
                                     --------------------------------------------------------------------
Beginning balance  (January 1)       $ 15,554       $ 15,263          1.9 %    $ 15,263          1.9 %
Provision charged to operations         2,225          1,262         76.3         2,376         88.8
Allowance related to loans sold          (369)          --            --           --            --
Charge-offs ...................        (1,107)        (1,588)       (30.3)       (2,737)       (18.5)
Recoveries ....................           346            312         10.9           652          7.1
                                     --------------------------------------------------------------------
   Net loan charge-offs .......          (761)        (1,276)       (40.4)       (2,085)       (26.4)
                                     --------------------------------------------------------------------
      Ending balance ..........      $ 16,649       $ 15,249          9.2      $ 15,554          7.0
                                     ====================================================================

Nonperforming Assets

                                    June 30,    June 30,              December 31,
(Dollars in thousands)               1999        1998      Change        1998       Change
                                    -------------------------------------------------------
Nonaccrual loans .............      $5,873      $4,609      27.4 %     $5,758         2.0 %
Renegotiated loans ...........         388         582     (33.3)         577       (32.8)
Other real estate ............       2,276       3,871     (41.2)       3,537       (35.7)
                                    -------------------------------------------------------
   Total non-performing assets      $8,537      $9,062      (5.8)      $9,872       (13.5)
                                    =======================================================

Selected Average Balances

                                             Three Months Ended June 30,                   Six Months Ended June 30,
                                      ---------------------------------------------------------------------------------------
(Dollars in thousands)                     1999            1998         Change         1999            1998         Change
                                      ---------------------------------------------------------------------------------------
Loans ............................      $1,363,528      $1,340,067         1.8%    $1,401,423      $1,318,496         6.3%
Securities .......................         319,612         329,408        (3.0)       322,597         314,273         2.6
Total interest earning assets ....       1,688,398       1,672,348         1.0      1,734,199       1,641,924         5.6
Assets ...........................       1,783,643       1,763,765         1.1      1,835,428       1,730,817         6.0
Deposits .........................       1,120,571         956,517        17.2      1,115,144         961,382        16.0
Total interest bearing liabilities       1,393,618       1,393,510         0.0      1,441,915       1,370,389         5.2
Shareholders' equity .............         238,571         253,169        (5.8)       240,600         249,535        (3.6)


Selected Yield/Cost Rates (annualized)

                                             Three Months Ended June 30,      Six Months Ended June 30,
                                             -----------------------------------------------------------
                                               1999       1998   Change        1999       1998   Change
                                             -----------------------------------------------------------
Yield on loans (FTE) .................         8.42%      8.71%   (29)BP       8.43%      8.76%   (33)BP
Yield on securities (FTE) ............         6.67       6.53     14          6.64       6.82    (18)
Yield on interest earning assets (FTE)         8.08       8.35    (27)         8.09       8.42    (33)
Cost of deposits .....................         3.92       4.79    (87)         4.02       4.79    (77)
Cost of interest bearing liabilities .         4.64       5.09    (45)         4.71       5.07    (36)
Interest rate spread .................         3.44       3.26     18          3.38       3.35      3
Net interest margin* .................         4.25       4.11     14          4.17       4.19     (2)


Significant Financial/Operating Ratios

                                                               Six Months Ended June 30,
                                                        -----------------------------------
                                                           1999         1998        Change
                                                        -----------------------------------
Return on average assets  (annualized) .......             1.39%         1.49%       (10)BP
Return on average equity  (annualized) .......            10.64         10.35         29
Efficiency ratio** ...........................            53.09         50.57        252
Allowance for loan losses to gross loans .....             1.21          1.10         11
Nonperforming assets to assets ...............             0.48          0.50         (2)
Reserves to nonperforming loans ..............           265.92        293.76     (2,784)
Interest bearing liabilities to earning assets            89.81         88.91         90
Equity to assets .............................            12.93         14.14       (121)
Gross loans to deposits ......................           121.67        128.00       (633)
Earning assets to total assets ...............            95.04         95.47        (43)

================================================================================
  BP     Change is measured in basis points
 FTE     Fully taxable equivalent
  * Net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.
 ** Noninterest expense less foreclosed property expense divided by the sum of taxable equivalent net interest income plus noninterest income adjusted for non-recurring income.